SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):            April 10, 2002

MCAFEE.COM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-87609	77-0503003
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

535 Oakmead Parkway
Sunnyvale, California 94086

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code:            (408) 992-8100

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

In a joint release dated April 10, 2002, McAfee.com Corporation (“McAfee.com”) and Networks Associates, Inc. (“Network Associates”) announced that Network Associates modified certain terms and conditions of its exchange offer for all outstanding shares of McAfee.com Class A common stock, including an increase in the exchange ratio to 0.78 of a share of Network Associates common stock for each share of McAfee.com Class A common stock. Based on Network Associates’ modified exchange offer, the McAfee.com special committee and, on the basis of the special committee’s recommendation, the board of directors of McAfee.com have recommended that holders of McAfee.com Class A common stock accept Network Associates’ amended offer and tender their shares. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. Holders of McAfee.com’s Class A common stock and other interested parties are advised to read McAfee.com’s Solicitation/Recommendation Statement on Schedule 14D-9 as it may be amended from time to time because it contains important information.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1	Joint Press Release of McAfee.com Corporation and Networks Associates, Inc., dated April 10, 2002.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE.COM CORPORATION

By:	/s/ EVAN COLLINS Evan Collins Chief Financial Officer

Date:    April 11, 2002

3

MCAFEE.COM CORPORATION

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Joint Press Release of McAfee.com Corporation and Networks Associates, Inc.,dated April 10, 2002.

1